UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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SCHEDULE 14A

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Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. 1)

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

SeaStar Medical Holding Corporation
(Name of Registrant as Specified in its Charter)

_________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

SeaStar Medical Holding Corporation

AMENDMENT NO. 1 TO THE PROXY STATEMENT DATED FEBRUARY 28, 2025
FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MARCH 20, 2025

The following information amends and replaces certain disclosures in the definitive proxy statement of Avinger, Inc. (the “Company”) filed with the U.S. Securities and Exchange Commission on February 28, 2025 (the “Proxy Statement”) and furnished to shareholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for a special meeting of stockholders (the “Special Meeting”) of SeaStar Medical Holding Corporation, a Delaware corporation, which will be held on March 20, 2025 at 10:00 a.m. Mountain Daylight Time, virtually via live webcast, and any adjournment or postponement thereof.

The Company is filing this Amendment No. 1 to the Proxy Statement (this “Amendment”) to clarify the number of shares outstanding as of January 31, 2025, the Record Date for the Special Meeting.

Proxy Statement

This proxy statement (the “Proxy Statement”) is furnished in connection with the solicitation by the Board of Directors (the “Board”) of SeaStar Medical Holding Corporation of proxies to be voted at our Special Meeting of Stockholders to be held on Thursday, March 20, 2025, at 10 am MDT, and at any continuation, postponement, or adjournment of the Special Meeting. The Special Meeting will be held virtually via live webcast. You will be able to attend the Special Meeting online by visiting www.proxydocs.com/ICU. You will be able to vote your shares electronically and submit your written questions prior to and during the meeting through the online website.

Holders of record of our common stock, par value $0.0001 per share (the “Common Stock”), as of the close of business on January 31, 2025 (the “Record Date”), will be entitled to notice of and to vote at the Special Meeting and at any continuation, postponement, or adjournment of the Special Meeting. As of the Record Date, there were 6,470,789 shares of Common Stock outstanding and entitled to vote at the Special Meeting. Each share of Common Stock is entitled to one vote on any matter presented to stockholders at the Special Meeting.

The Company completed a 25-for-1 reverse stock split on June 7, 2024. All information in this Proxy Statement relating to number of shares of Common Stock and exercise prices of warrants are presented on a post-split basis.

The Company will begin mailing, or otherwise make available to stockholders, the Notice of Internet Availability of Proxy Materials containing instructions on how to access the proxy materials and how to vote to stockholders on or about February 28, 2025. In this Proxy Statement, “Company”, “we”, “us”, and “our” refer to SeaStar Medical Holding Corporation.

Except as described above, this Amendment does not modify, amend, supplement, revise, replace, update or otherwise affect any of the other disclosures in the Proxy Statement, which continue to speak as of February 28, 2025. This Amendment does not provide all of the information that is important to your voting decisions at the Special Meeting and should be read in conjunction with the Proxy Statement, which contains other important information. From and after the date of this Amendment, any references to the “Proxy Statement” are to the Proxy Statement as amended hereby.

If you have already voted, you do not need to vote again unless you would like to change or revoke your prior vote on any proposal. If you would like to change or revoke your prior vote on any proposal, please refer to the paragraph under the heading “Can I change my vote?” on page 4 in the Proxy Statement for instructions on how to do so.